UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 17, 2006

Kansas City Southern
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4717	44-0663509
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

427 West 12th Street, Kansas City, Missouri		64105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	816-983-1303

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 17, 2006, The Kansas City Southern Railway Company ("KCSR"), a wholly owned subsidiary of Kansas City Southern ("KCS" or the "Company"), entered into a commitment letter with The Bank of Nova Scotia ("BNS"), pursuant to the terms of which BNS has agreed to provide KCSR with a financing commitment in the amount of $371.2 million to refinance KCSR's existing credit agreement. The financing commitment will be in the form of (i) a term loan facility in the amount of $246.2 million and (ii) a revolving credit facility in the amount of $125 million. The commitment by BNS is subject to (a) the preparation, execution and delivery of mutually acceptable loan documentation by April 30, 2006, including a credit agreement incorporating substantially the terms and conditions outlined in the term sheet to the commitment letter and (b) the accuracy and completeness in all material respects of all representations made by KCSR to BNS and all information furnished to BNS in connection with the commitment and KCSR's compliance with the terms of the commitment letter.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

March 23, 2006	By:	/s/ James S. Brook

Name: James S. Brook
Title: Vice President and Comptroller (Chief Accounting Officer)